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                                                               EXHIBIT 10.3(19)


                                FIFTH AMENDMENT
                                     TO THE
                        A. H. BELO CORPORATION EMPLOYEE
                          SAVINGS AND INVESTMENT PLAN


         A. H. Belo Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to the
A. H. Belo Corporation Employee Savings and Investment Plan (the "Plan").

         1.      Section 3.2 of the Plan is amended by redesignating subsection
(d) as subsection (e), and by adding the following new subsection (d):

            "(d) Participants Ineligible for Matching Contributions. Notwithstanding the foregoing provisions of this Section, no matching contributions will be made with respect to any Employee who is employed by DFW Suburban Newspapers, Inc."

         2. Section 4.2 of the Plan is amended by adding the following sentence at the end thereof:

            "Notwithstanding the foregoing, no Participating Employer matching contributions will be allocated to the Matching Contribution Account of any Participant who is ineligible for matching contributions pursuant to Section 3.2(d), and any Deferral Contributions made on behalf of such ineligible Participant will be disregarded for purposes of allocating matching contributions to other Participants."

         The foregoing amendments are effective with respect to contributions made to the Plan for payroll periods beginning on and after April 1, 1994.

         Executed at Dallas, Texas, this 1st day of March, 1994.

                                        A. H. BELO CORPORATION




                                        By  /s/ ROBERT W. DECHERD